Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

October 20, 2021

Context Therapeutics Inc.

3675 Market Street, Suite 200

Philadelphia, Pennsylvania 19104

Re:	Registration Statement on Form S-8

Context Therapeutics Inc. 2021 Long Term Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Context Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offer and sale of up to an aggregate of 1,253,568 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, of which are issuable pursuant to the Context Therapeutics Inc. 2021 Long Term Equity Incentive Plan (the “2021 Plan”).

For purposes of this opinion letter, we have examined the 2021 Plan, the Registration Statement, the Certificate of Incorporation of the Company, as amended and as currently in effect, the Bylaws of the Company, as currently in effect, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the 2021 Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectuses and in accordance with the 2021 Plan and, with respect to Shares issued under the 2021 Plan, the terms of the applicable awards granted under such 2021 Plan, and (b) where applicable, the consideration for the Shares specified in the applicable 2021 Plan and, with respect to Shares under the 2021 Plan, the terms of any awards granted under such 2021 Plan, has been received by the Company, the Shares will be legally and validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

/s/ Ben Stacke
By:	Ben Stacke, Partner